SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): May 5, 2014

ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation) Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.) 46285 (Zip Code)

Registrant's telephone number, including area code: (317) 276-2000

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

We held our annual meeting of shareholders on May 5, 2014. The following is a summary of matters voted on at the meeting.

a)    The five nominees for director were elected to serve three-year terms ending in 2017, as follows:

Nominee	For	Against	Abstain	Broker Nonvote
Michael L. Eskew	799,593,048	4,281,842	2,320,638	128,430,875
Karen N. Horn	718,156,937	85,377,892	2,660,699	128,430,875
William G. Kaelin	800,653,380	3,234,822	2,307,326	128,430,875
John C. Lechleiter	761,152,203	36,354,150	8,689,175	128,430,875
Marschall S. Runge	773,724,666	30,163,657	2,307,205	128,430,875

b)	The appointment of Ernst & Young as our principal independent auditor was ratified by the following shareholder vote:

For:	924,615,355
Against:	7,358,562
Abstain:	2,652,486

c)	By the following vote, the shareholders approved an advisory vote on compensation paid to named executive officers:

For:	786,663,705
Against:	14,430,432
Abstain:	5,101,391
Broker Nonvote:	128,430,875

As of the record date of the meeting, 1,119,757,288 shares of common stock were issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:    /s/ James B. Lootens
Name:    James B. Lootens
Title:     Corporate Secretary

Dated: May 6, 2014